EXHIBIT 5.1
The McGeary Law Firm, P.C.
1600 Airport Fwy., Suite 300
Bedford, Texas 76022
(817)-282-5885 phone
(817)-282-5886 fax

February 12, 2014

OverNear, Inc.
1460 4th St., Suite 304
Santa Monica, California 90401

Re:          Registration Statement on Form S-1
File No. 333-188565

I have acted as limited special counsel to OverNear, Inc., a Nevada corporation (the “Company”), in connection with the legality of (i) 10,000,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) being offered directly by the Company (the “Direct Offering Shares”), (ii) 6,420,000 shares of the Company’s common stock (the “Resale Shares”) which consist of (a) 3,210,000 shares of Common Stock issuable upon conversion of 3,210,000 shares of outstanding Series A Convertible Preferred Stock (the “Series A Preferred Stock” and the shares of Common Stock issuable upon conversion thereof, the “Preferred Shares”) and (b) 3,210,000 shares of Common Stock issuable upon exercise of outstanding warrants to purchase 3,210,000 shares of the Company’s Common Stock (the “Warrants” and the shares of Common Stock issuable upon exercise thereof, the “Warrant Shares”) owned by twenty-two (22) selling shareholders (the “Selling Shareholders”), and (iii) 10,644,485 shares of the Company’s common stock (the “Distribution Shares”), consisting of (a) 10,558,896 shares of the Company’s Common Stock to be distributed to shareholders of Innolog Holdings Corporation (the “Spin Off Shares”) and (b) 105,589 shares of common stock (representing 1% of the Spin Off Shares) to allow for rounding in connection with the distribution of the Spin Off Shares, all of which shares (referred to collectively as the “Shares”) are being registered by the Company on a Registration Statement on Form S-1 (the “Registration Statement”) and the prospectuses included therein (collectively, the “Prospectuses”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

As the basis for the opinions hereafter, I have examined the Articles of Incorporation and By-laws of the Company, the form of subscription agreement to be used in connection with the sale of the Direct Offering Shares filed or incorporated by reference as exhibit 99.1 to the Registration Statement (as amended and supplemented from time to time, the “Subscription Agreements”), a draft of the proposed amended Registration Statement and related Prospectuses, the Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of the Company (the “Designation”), the form of Common Stock Purchase Warrant in the form of exhibit 4.2 to the Registration Statement evidencing the Warrants (the “Warrant Agreements”) and have reviewed other documents and conducted other investigations as I have deemed necessary and appropriate to establish a basis for the opinions set forth herein.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons who have signed such documents, the authenticity of all documents submitted to me as certified copies or photocopies and the authenticity of the originals of such documents. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing matters discussed below, after having given due regard to such issues of law as I deemed relevant, and assuming that (i) the Registration Statement (and any amendments thereto) is declared effective and remains effective, and the Prospectuses which are part thereof, and the Prospectus delivery requirements with respect thereto, are complied with and the Company fulfills all of the requirements of the Act, throughout all of the periods relevant to this opinion (including the requirements of Section 10(a)(3) of the Act); (ii) all offers and sales of the Shares are made in a manner complying with the terms of the Registration Statement and the Act; (iii) the Subscription Agreements will be duly executed and delivered by the various investors and the Company in connection with the offer and sale of the Direct Offering Shares; and (iv) all offers and sales of the Shares are made in compliance with the securities laws of the states having jurisdiction thereto, I am of the opinion that:

1.
With respect to the Direct Offering Shares, when offered, issued and paid for as described in the Registration Statement and applicable Prospectus, and pursuant to the Subscription Agreements, will be validly issued, fully paid and non-assessable;

2.
The Preferred Shares issuable upon conversion of the Series A Preferred Stock, will be validly issued, fully paid and non-assessable upon their valid conversion and issuance pursuant to the terms of the Designation and as described in the Registration Statement;

3.
The Warrant Shares issuable upon exercise of the Warrants, will be validly issued, fully paid and non-assessable upon their valid exercise and issuance pursuant to the terms of the Warrant Agreements and as described in the Registration Statement; and

4.
The Distribution Shares when issued and distributed to the shareholders of Innolog Holdings Corporation pursuant to the terms of the spin off described in the Registration Statement will be validly issued, fully paid and non-assessable.

This opinion is expressly limited in scope to the Shares enumerated herein which are to be expressly covered by the referenced Registration Statement.

I have also assumed that at the time of issuance and sale of the Direct Offering Shares, that the Company will receive the full amount of the consideration for which the Board authorized the issuance of such Direct Offering Shares; the Company will issue a share certificate or certificates to each purchaser of the Shares certifying the number of Shares held by such purchaser, or such Shares will be registered by book entry registration in the name of such purchaser, if un-certificated; and that the Company has complied, and will comply, with all securities laws and regulations and “blue sky” laws applicable to the issuance of the Shares. I express no opinion as to the enforceability of the Subscription Agreements. I express no opinion as to any county, municipal, city, town or village ordinance, rule, regulation or administrative decision. Our opinion is rendered as of the date hereof, and I assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to my attention.

I express no opinion as to the laws of any state or jurisdiction other than the laws governing corporations of the State of Nevada (including applicable provisions of the Nevada Constitution and reported judicial decisions interpreting such Law and such Constitution) and the federal laws of the United States of America. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

I have acted as special counsel to the Company only in connection with this opinion letter, and my engagement is limited and there may exist matters of a legal nature about which I have not been consulted. My opinion is expressly limited to the matters set forth above, and I render no opinion, whether by implication or otherwise, as to any other matters other than those described above, relating to the Company, the Shares or the Registration Statement.

This opinion is being delivered and is intended for use solely in regard to the transactions contemplated by the Registration Statement. I assume no duty to communicate to you with respect to any matter which comes to our attention after the effective date of the Registration Statement or any changes in law that may thereafter occur.

CONSENT

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and in any amendment thereto, and further consent to statements made therein regarding my firm and use of our name under the heading "Legal Matters" in the Prospectuses constituting parts of such Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

The McGeary Law Firm, P.C.

/s/ Aaron D. McGeary
Aaron D. McGeary